Exhibit 5.1

Yuval Horn, Keren Kanir*, Roy Ribon, Ohad Mamann, Orly Sternfeld, Paz Abercohen,
Danielle Wassner, Shimrit Roznek, Yonatan Levinstein, Assaf Unger, Uri Dotan, Maya Weiss Donin, Victoria Zilberman, Alon Shafrir, Tal Gazanda, Anat Polyachenko, Shira Brami, Yuval Haddad

* Also admitted in New York

Tel-Aviv, June 1, 2020
Ref: 6066/60

To:

Vascular Biogenics Ltd.

8 HaSatat St.,

Modi’in, Israel 7178106

Ladies and Gentlemen:

Re: Registration Statement on Form F-1

We have acted as Israeli counsel for Vascular Biogenics Ltd., an Israeli company (the “Company”), in connection with the Registration Statement on Form F-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) in connection with the resale, from time to time, by certain selling shareholders named in the Registration Statement of up to an aggregate of 11,492,065 ordinary shares, par value NIS 0.01 per share of the Company (the “Warrant Shares”) which are issuable upon exercise of 11,492,065 unregistered warrants for the warrant shares issued to the selling shareholders by the Company in private placements on May 11, 2020 and May 13, 2020 (the “Private Placements”), as described in the Registration Statement (the “Warrants”).

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) resolutions of the board of directors which have heretofore been approved in connection the Private Placements and with the issuance of the Warrants and the Warrant Shares; and (iii) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that the Warrant Shares, when issued, delivered and paid for in accordance with the terms of the applicable Warrants upon due exercise thereof, will be duly authorized, validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and “Enforcement of Civil Liabilities” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K promulgated under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Sincerely yours,

/s/ Horn & Co. Law Offices
Horn & Co. Law Offices